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EXHIBIT INDEX

Company Press Release April 10, 2001, titled Stewart & Stevenson Announces Dividend.

NEWS FROM:              [STEWART & STEVENSON LOGO]      STEWART & STEVENSON
                                                        CORPORATE HEADQUARTERS
                                                        P.O. BOX 1637
                                                        HOUSTON, TX  77251-1637

FOR IMMEDIATE RELEASE:

                     STEWART & STEVENSON ANNOUNCES DIVIDEND

        HOUSTON, TX - April 10, 2001 STEWART & STEVENSON SERVICES, INC. (NASDAQ:SSSS), a leading manufacturer, distributor, and service provider of industrial and energy related equipment; oilfield and airline ground support equipment; and medium tactical vehicles for the U.S. Army, announced that in its meeting of April 10, 2001 the Board of Directors declared a quarterly cash dividend of $0.085 a share payable on May 11, 2001 to shareholders of record on April 30, 2001.

        Stewart & Stevenson Services, Inc., founded in 1902, is a billion-dollar company that manufactures, distributes and provides service for a wide range of industrial products and diesel-powered equipment to key industries worldwide, including petroleum, power generation, defense, airline, marine and transportation. For more information on Stewart & Stevenson visit www.ssss.com

Contact:  Mr. David R. Stewart
          Treasurer
Phone:    (713) 868-7657
Fax:      (713) 863-1519
Email:    d.stewart@ssss.com
          HTTP://www.ssss.com


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